Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
February 16, 2023	212-460-4111

CON EDISON REPORTS 2022 EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2022 net income for common stock of $1,660 million or $4.68 a share compared with $1,346 million or $3.86 a share in 2021. Adjusted earnings were $1,620 million or $4.57 a share in 2022 compared with $1,528 million or $4.39 a share in 2021. Adjusted earnings and adjusted earnings per share in the 2022 period exclude the impact of the anticipated sale of Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) including transaction costs, the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets and the impact on the remeasurement of deferred state income taxes and the valuation allowance for deferred tax assets. Adjusted earnings and adjusted earnings per share in 2022 also exclude the impact on the remeasurement of deferred state income taxes related to prior year dispositions. Adjusted earnings and adjusted earnings per share in the 2022 and 2021 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain projects of the Clean Energy Businesses, the net mark-to-market effects of the Clean Energy Businesses and the related tax impacts on the parent company. Adjusted earnings and adjusted earnings per share in 2021 exclude the impact of the impairment loss related to Con Edison's investment in Mountain Valley Pipeline, LLC (MVP). Adjusted earnings and adjusted earnings per share in the 2021 period exclude the impact of the impairment losses related to Con Edison's investment in Stagecoach Gas Services LLC (Stagecoach) and Honeoye Storage Corporation (Honeoye) and the loss from the sale of a renewable electric project.

For the fourth quarter of 2022, net income for common stock was $190 million or $0.53 a share compared with $224 million or $0.63 a share in the 2021 period. Adjusted earnings were $288 million or $0.81 a share in the 2022 period compared with $355 million or $1.00 a share in the 2021 period. The 2021 period includes revenue recorded for late payment charges and fees at Consolidated Edison Company of New York, Inc. that were suspended during 2020 and 2021. Adjusted earnings and adjusted earnings per share in the 2022 period exclude the impact of the anticipated sale of the Clean Energy Businesses, including transaction costs, the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets and the impact on the remeasurement of deferred state income taxes and the valuation allowance for deferred tax assets. Adjusted earnings and adjusted earnings per share in the 2022 period also exclude the impact on the remeasurement of deferred state income taxes related to prior year dispositions. Adjusted earnings and adjusted earnings per share in 2021 periods exclude the impact of the impairment loss related to Con Edison's investment in MVP. Adjusted earnings and adjusted earnings per share in the 2022 and 2021 periods exclude the effects of HLBV accounting for tax equity investments in certain projects of the Clean Energy Businesses, the net mark-to-market effects of the Clean Energy Businesses and the related tax impacts on the parent company. Adjusted earnings and adjusted earnings per share in the 2021 period exclude the impact of the impairment losses related to Con Edison's investments in Stagecoach and Honeoye.

“The great work of our employees and our customers’ desire for a clean energy future enabled us to make tremendous progress in 2022 in energy efficiency, new EV charger installations and customer solar projects,” said Timothy P. Cawley, the chairman and CEO of Con Edison. “We were honored to once again earn recognition as an industry leader in reliability, a tribute to our dedicated planners and field crews. Our relentless focus on safety, reliable service, environmental protection and strong, stable returns is important to investors, customers and future generations of New Yorkers who will benefit from the clean energy transition.”

For the year of 2023, Con Edison expects its adjusted earnings per share to be in the range of $4.75 to $4.95 per share. Adjusted earnings per share exclude the expected gain and other impacts related to the anticipated sale of the Clean Energy Businesses and the net mark-to-market effects of the Clean Energy Businesses, the amounts of which will not be determinable until the closing date. Adjusted earnings per share also exclude the effects of HLBV accounting for tax equity investments and the related tax impact on the parent company (approximately $(0.02) a share after-tax). The forecast reflects other operations and maintenance expenses of $2,860 million. The company also forecasts a five-year compounded annual adjusted earnings per share growth rate of 5% to 7% based on its 2023 adjusted earnings per share guidance.

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CON EDISON REPORTS 2022 EARNINGS	page 2

In 2023, Con Edison expects to make capital investments of $4,809 million. For 2024 and 2025, Con Edison expects to make capital investments of $9,809 million in aggregate. Con Edison plans to meet its capital requirements for 2023 through 2025 through internally-generated funds, the anticipated net proceeds from the sale of the Clean Energy Businesses and the issuance of long-term debt and common equity. Subject to, and following the closing of the sale of the Clean Energy Businesses, which is expected to occur on or about the end of the first quarter of 2023, Con Edison intends to repay $1,250 million of parent company debt in 2023, invest in Consolidated Edison Company of New York, Inc. and Orange and Rockland Utilities, Inc. (collectively, the Utilities) and repurchase up to $1,000 million of its common shares. In anticipation of the proceeds from the pending transaction, Con Edison intends to forego common equity issuances in 2023 and 2024 and plans on issuing up to $900 million of common equity in 2025. The company's plans also include the issuance of up to $1,400 million of long-term debt at the Utilities in 2023 and approximately $2,600 million in aggregate, including for maturing securities, at the Utilities during 2024 and 2025.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three months and years ended December 31, 2022 and 2021. See Attachment B for the company's consolidated income statements for the three months and years ended 2022 and 2021. See Attachments C and D for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three months and year ended December 31, 2022 compared to the 2021 periods.

The company's 2022 Annual Report on Form 10-K is being filed with the Securities and Exchange Commission. A 2021 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including, but not limited to, that the proposed sale of the Clean Energy Businesses may not occur on the contemplated terms, timeline or at all, Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance and failure to retain and attract employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it may have substantial unfunded pension and other postretirement benefit liabilities; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions and inflation; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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CON EDISON REPORTS 2022 EARNINGS	page 3

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impact of the anticipated sale of the Clean Energy Businesses, the impairment losses related to Con Edison's investments in MVP, Stagecoach, and Honeoye, the loss from the sale of a renewable electric project, the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain electric projects and mark-to-market accounting and the related tax impact of such HLBV accounting and mark-to-market accounting on the parent company. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $16 billion in annual revenues and $69 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., which was classified as held for sale as of year-end 2022; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and through its subsidiaries invests in electric transmission projects supporting its parent company’s effort to transition to clean, renewable energy. Con Edison Transmission manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects that will bring clean, renewable electricity to customers, focusing on New York, New England, the Mid-Atlantic states and the Midwest.

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Attachment A

	For the Three Months Ended				For the Years Ended
	December 31,				December 31,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2022	2021	2022	2021	2022	2021	2022	2021
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.53	$0.63	$190	$224	$4.68	$3.86	$1,660	$1,346
Impact of the anticipated sale of the Clean Energy Businesses (pre-tax) (a)	(0.05)	—	(17)	—	(0.03)	—	(13)	—
Income taxes (b)	0.36	—	128	—	0.35	—	127	—
Impact of the anticipated sale of the Clean Energy Businesses (net of tax)	0.31	—	111	—	0.32	—	114	—
HLBV effects (pre-tax)	(0.05)	(0.08)	(18)	(26)	(0.17)	(0.41)	(61)	(142)
Income taxes (c)	0.02	0.02	5	8	0.05	0.12	19	44
HLBV effects (net of tax)	(0.03)	(0.06)	(13)	(18)	(0.12)	(0.29)	(42)	(98)
Net mark-to-market effects (pre-tax)	(0.06)	(0.08)	(19)	(28)	(0.51)	(0.15)	(181)	(53)
Income taxes (d)	0.02	0.03	6	9	0.16	0.05	56	16
Net mark-to-market effects (net of tax)	(0.04)	(0.05)	(13)	(19)	(0.35)	(0.10)	(125)	(37)
Loss from sale of a renewable electric project (pre-tax)	—	—	—	—	—	0.01	—	4
Income taxes (e)	—	—	—	—	—	—	—	(1)
Loss from sale of a renewable electric project (net of tax)	—	—	—	—	—	0.01	—	3
Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes)	0.04	—	13	—	0.04	—	13	—
Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes)	0.04	—	13	—	0.04	—	13	—
Impairment loss related to investment in Stagecoach (pre-tax)	—	—	—	1	—	0.61	—	212
Income taxes (f)	—	—	—	—	—	(0.19)	—	(65)
Impairment loss related to investment in Stagecoach (net of tax)	—	—	—	1	—	0.42	—	147
Impairment loss related to investment in Honeoye (pre-tax)	—	0.02	—	5	—	0.02	—	5
Income taxes	—	—	—	—	—	—	—	—
Impairment loss related to investment in Honeoye (net of tax)	—	0.02	—	5	—	0.02	—	5
Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax)	—	0.65	—	231	—	0.66	—	231
Income taxes (g)	—	(0.19)	—	(69)	—	(0.19)	—	(69)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	—	0.46	—	162	—	0.47	—	162
Adjusted earnings and adjusted earnings per share (non-GAAP basis)	$0.81	$1.00	$288	$355	$4.57	$4.39	$1,620	$1,528
(a)The impact of the anticipated sale of the Clean Energy Businesses is comprised of transaction costs ($0.12 a share and $0.09 a share net of tax or $44 million and $32 million net of tax for the three months ended December 31, 2022 and $0.14 a share and $0.10 a share net of tax or $48 million and $35 million net of tax for the year ended December 31, 2022) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.17) a share and $(0.12) a share net of tax or $(61) million and $(42) million net of tax for the three months and year ended December 31, 2022).
(b)Amounts shown include the impact on the remeasurement of deferred state taxes and the valuation allowance for deferred tax assets ($0.34 a share net of federal taxes or $121 million net of federal taxes) for the three months and year ended December 31, 2022. The amount of income taxes for transaction costs and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 27% and 31% for the three months and year ended December 31, 2022, respectively.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months and year ended December 31, 2022 and 2021.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 30% and 31% for the three months and year ended December 31, 2022, respectively, and a combined federal and state income tax rate of 31% and 32% for the three months and year ended December 31, 2021, respectively.
(e)The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the year ended December 31, 2021.
(f)The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months and year ended December 31, 2021.
(g)The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months and year ended December 31, 2021.

Attachment B

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
OPERATING REVENUES
Electric	$2,528	$2,306	$10,522	$9,485
Gas	892	730	3,237	2,638
Steam	149	139	593	532
Non-utility	462	240	1,318	1,021
TOTAL OPERATING REVENUES	4,031	3,415	15,670	13,676
OPERATING EXPENSES
Purchased power	628	386	2,479	1,835
Fuel	101	63	356	229
Gas purchased for resale	411	229	1,245	690
Other operations and maintenance	1,121	812	3,905	3,254
Depreciation and amortization	463	521	2,056	2,032
Taxes, other than income taxes	757	707	3,005	2,810
TOTAL OPERATING EXPENSES	3,481	2,718	13,046	10,850
OPERATING INCOME	550	697	2,624	2,826
OTHER INCOME (DEDUCTIONS)
Investment income	5	(240)	20	(420)
Other income	106	3	402	22
Allowance for equity funds used during construction	4	6	19	21
Other deductions	(58)	(48)	(115)	(161)
TOTAL OTHER INCOME	57	(279)	326	(538)
INCOME BEFORE INTEREST AND INCOME TAX EXPENSE	607	418	2,950	2,288
INTEREST EXPENSE
Interest on long-term debt	259	237	987	930
Other interest	20	1	(99)	(14)
Allowance for borrowed funds used during construction	(13)	(3)	(36)	(11)
NET INTEREST EXPENSE	266	235	852	905
INCOME BEFORE INCOME TAX EXPENSE	341	183	2,098	1,383
INCOME TAX EXPENSE	168	(4)	498	190
NET INCOME	173	187	1,600	1,193
Income attributable to non-controlling interest	(17)	(37)	(60)	(153)
NET INCOME FOR COMMON STOCK	$190	$224	$1,660	$1,346
Net income per common share — basic	$0.53	$0.63	$4.68	$3.86
Net income per common share — diluted	$0.53	$0.63	$4.66	$3.85
AVERAGE NUMBER OF SHARES OUTSTANDING — BASIC (IN MILLIONS)	354.9	353.8	354.5	348.4
AVERAGE NUMBER OF SHARES OUTSTANDING — DILUTED (IN MILLIONS)	356.2	354.8	355.8	349.4

Attachment C

Variation for the Three Months Ended December 31, 2022 vs. 2021
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher gas rate base	$9	$0.03
Higher electric rate base	8	0.02
Higher income from allowance for funds used during construction	6	0.02
Weather impact on steam revenue	3	0.01
Lower storm-related costs	2	0.01
Resumption of the billing of late payment charges and other fees to allowed rate plan levels	(70)	(0.20)
Lower incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) and positive incentives	(24)	(0.06)
Higher stock-based compensation costs	(6)	(0.02)
Regulatory commission expense	(6)	(0.02)
Higher health care and other employee benefits costs	(5)	(0.01)
Dilutive effect of stock issuances	—	(0.01)
Other	3	—
Total CECONY	(80)	(0.23)
O&R (a)
Electric base rate increase	4	0.01
Gas base rate increase	2	0.01
Higher storm-related costs	(3)	(0.01)
Other	(9)	(0.02)
Total O&R	(6)	(0.01)
Clean Energy Businesses (b)
Higher wholesale revenue	166	0.47
Impact of the anticipated sale of the Clean Energy Businesses	44	0.12
Higher operation and maintenance expense from engineering, procurement and construction of renewable electric projects	(94)	(0.27)
Higher gas purchased for resale	(53)	(0.15)
HLBV effects	(7)	(0.02)
Net mark-to-market effects	(6)	(0.01)
Other	(4)	(0.01)
Total Clean Energy Businesses	46	0.13
Con Edison Transmission
Impairment loss related to investment in Mountain Valley Pipeline, LLC	168	0.47
Impairment loss related to investment in Honeoye in 2021	5	0.02
Impairment loss related to investment in Stagecoach in 2021	1	—
Remeasurement of deferred state taxes related to prior year dispositions	(4)	(0.01)
Higher investment income	1	—
Total Con Edison Transmission	171	0.48
Other, including parent company expenses
HLBV effects	2	—
Impact of the anticipated sale of the Clean Energy Businesses	(155)	(0.43)
Remeasurement of deferred state taxes related to prior year dispositions	(9)	(0.03)
Impairment impact related to investment in Mountain Valley Pipeline, LLC	(6)	(0.01)
Other	3	—
Total Other, including parent company expenses	(165)	(0.47)
Total Reported (GAAP basis)	(34)	(0.10)
Impact of the anticipated sale of the Clean Energy Businesses	111	0.31
Remeasurement of deferred state taxes related to prior year dispositions	13	0.04
Net mark-to-market effects	6	0.01
HLBV effects	5	0.03
Impairment loss related to investment in Mountain Valley Pipeline, LLC	(162)	(0.46)
Impairment loss related to investment in Honeoye in 2021	(5)	(0.02)
Impairment loss related to investment in Stagecoach in 2021	(1)	—
Total Adjusted (Non-GAAP basis)	$(67)	$(0.19)
a.Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

b. The Clean Energy Businesses were classified as held for sale as of December 31, 2022.

Attachment D

Variation for the Year Ended December 31, 2022 vs. 2021
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$48	$0.14
Higher gas rate base	39	0.11
Lower costs related to winter storms and heat events	26	0.08
Higher income from allowance for funds used during construction	16	0.04
Lower health care and other employee benefits costs	13	0.03
Weather impact on steam revenues	6	0.02
Resumption of the billing of late payment charges and other fees to allowed rate plan levels	(34)	(0.10)
Lower incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) and positive incentives	(28)	(0.08)
Higher stock-based compensation costs	(18)	(0.05)
Regulatory commission expense	(11)	(0.03)
Higher payroll taxes	(4)	(0.01)
Dilutive effect of stock issuances	—	(0.07)
Other	(7)	(0.02)
Total CECONY	46	0.06
O&R (a)
Electric base rate increase	16	0.04
Gas base rate increase	8	0.02
Higher stock-based compensation costs	(2)	(0.01)
Other	(9)	(0.02)
Total O&R	13	0.03
Clean Energy Businesses (b)
Higher wholesale revenue	207	0.59
Net mark-to-market effects	95	0.27
Impact of the anticipated sale of the Clean Energy Businesses	44	0.12
Loss from sale of a renewable electric project in 2021	3	0.01
Higher gas purchased for resale	(135)	(0.39)
HLBV effects	(61)	(0.17)
Higher operation and maintenance expense from engineering, procurement and construction of renewable electric projects	(21)	(0.06)
Higher cost from purchased power	(5)	(0.01)
Lower tax credits	(4)	(0.01)
Higher interest expense	(3)	(0.01)
Dilutive effect of stock issuances	—	(0.02)
Other	(4)	—
Total Clean Energy Businesses	116	0.32
Con Edison Transmission
Impairment loss related to investment in Mountain Valley Pipeline, LLC	168	0.48
Impairment loss related to investment in Stagecoach in 2021	153	0.44
Impairment loss related to investment in Honeoye in 2021	5	0.02
Lower interest expense	3	0.01
Lower investment income	(14)	(0.04)
Remeasurement of deferred state taxes related to prior year dispositions	(4)	(0.01)
Other	4	0.01
Total Con Edison Transmission	315	0.91
Other, including parent company expenses
HLBV effects	5	—
Impact of the anticipated sale of the Clean Energy Businesses	(158)	(0.44)
Remeasurement of deferred state tax related to prior year dispositions	(9)	(0.03)
Impact of net mark-to-market effects	(7)	(0.02)
Impairment related to investment in Stagecoach in 2021	(6)	(0.02)
Impairment related to investment in Mountain Valley Pipeline, LLC	(6)	(0.01)
Dilutive effect of stock issuances	—	0.01
Other	5	0.01
Total Other, including parent company expenses	(176)	(0.50)
Total Reported (GAAP basis)	314	0.82
Impact of the anticipated sale of the Clean Energy Businesses	114	0.32
HLBV effects	56	0.17
Remeasurement of deferred state taxes related to prior year dispositions	13	0.04
Impairment loss related to investment in Mountain Valley Pipeline, LLC	(162)	(0.47)
Impairment impact related to investment in Stagecoach in 2021	(147)	(0.42)
Net mark-to-market effects	(88)	(0.25)
Loss from sale of a renewable electric project in 2021	(3)	(0.01)
Impairment loss related to investment in Honeoye in 2021	(5)	(0.02)

Total Adjusted (Non-GAAP basis)	$92	$0.18
a.Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

b. The Clean Energy Businesses were classified as held for sale as of December 31, 2022.